Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 9th day of January, 2017 (the “Effective Date”) between Scott Smith, (“Executive”), an individual, and Del Frisco’s Restaurant Group, Inc., a Delaware corporation (the “Company”). (Capitalized terms used herein shall have the meanings given to them in Section 5 below).
In consideration of the mutual promises expressed herein, Executive and the Company have agreed as follows:
1.Employment.
(a)Effective Date and Term. This Agreement shall be effective as of the Effective Date and will continue indefinitely thereafter unless Executive’s employment is terminated earlier in accordance with Section 3.
(b)Duties. Executive agrees that his position as President of Sullivan’s Steakhouse (“President”), shall be his full-time employment, and that he will devote all of his business time, attention and skills to the successful operation of the Company and its Affiliates (as defined below) and/or its subsidiaries, and that he will perform such duties, functions, responsibilities and authority normally associated with that of a President in a business the size and nature of Sullivan’s Steakhouse, as well as such duties that are from time to time delegated to Executive by the Chief Executive Officer (“CEO”) to the best of his abilities, with the highest degree of fiduciary loyalty and care to the Company. Executive further agrees to conduct himself professionally, consistent with the highest standards of decorum and judgment, and develop and maintain good relations with other members of the Company’s management, staff, and Board of Directors. For the duration of his employment, Executive agrees that he shall not engage in any other business activity, and that all business opportunities which might be served by the Company or any of its Affiliates (as defined below) will be brought exclusively to the attention of the Company. The provisions of this Section 1(b) shall not prohibit Executive from (i) making investments in entities the equity of which is traded on a regulated stock exchange, but only to the extent Executive owns no more than three (3) percent of the outstanding stock thereof, or having an ownership interest in privately held businesses but only to the extent that such businesses are disclosed and approved in writing to the CEO, Executive owns no more than two (2) percent of the equity in such businesses, that such business do not promote or advertise Executive’s position with the Company and that such businesses do not engage in Competitive Activity as defined in Section 4(b) of this Agreement, (ii) serving on advisory boards of private companies that are disclosed and approved in writing to the CEO, and do not engage in Competitive Activity (as defined herein), or (iii) devoting reasonable time and energies to charitable and civic activities; provided such activities described in clauses (i)-(iii) above do not, individually or in the aggregate, interfere in any material respect with the performance of Executive’ duties hereunder.
(c)Location of Performance of Duties. Executive shall office at the Company’s corporate office in Southlake, Texas, and shall be expected to perform his duties at all of the Company and its Affiliate’s (as defined below) locations that may currently exist or be established in the future. Executive shall be reimbursed for travel and other reasonable business expenses incurred as contemplated by Section 2(d)(ii) herein, subject to documentation and compliance with the Company’s business reimbursement policies in existence, and as may periodically be amended.
(d)Compliance. Executive agrees to abide by all policies, ethics standards, codes of conduct, and procedures of the Company and its Affiliates (as defined below) as such policies and procedures may exist, be amended or be adopted in the future.
(e)Definition of Affiliate. For purposes hereof, “Affiliate” means, when used with referenced to a specified person, any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, directly or indirectly, controls, is controlled by, or is under common control with the specified Person. For this purpose, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.
2.Compensation and Benefits.
(a)Base Salary. Executive’s salary shall be $250,000 per year, less applicable taxes and withholdings, to be paid on a bi-weekly basis of $9,615.38 in accordance with the Company’s regular payroll practices for similarly situated executives. Executive’s salary is subject to periodic review and evaluation by the CEO. The base salary in effect hereunder shall be referred to herein as the “Base Salary.”
(b)Bonus. Executive shall be eligible to participate in all bonus compensation plans that the Company may offer, in accordance with the terms of any such plans and on a level commensurate with his position; provided that such plan shall provide for threshold and maximum payments of 50% to 200% of Executive’s eligible Target Bonus, as determined by the CEO or the compensation committee of the Board in good faith. The target for Executive’s annual bonus shall be fifty percent (50%) of

Executive’s annual Base Salary (“Target Bonus”) and shall be earned based on the achievement of objective performance metrics established by the CEO and/or the compensation committee of the Board after consultation with Executive; provided however, that during Executive’s first year of employment only, he shall be paid in advance, $50,000 of the Target Bonus on a quarterly basis, less required withholdings, and provided further that such quarterly payments of the Target Bonus are not earned until paid and that Executive must be employed by the Company and not have provided notice of termination of his employment at the time of payout in order to have earned and be entitled to payment of such quarterly portions of the Target Bonus. The balance of Executive’s Target Bonus (“Balance of The Target Bonus”) shall be based on the achievement of objective performance metrics established by the CEO and/or the compensation committee of the Board after consultation with Executive; provided, however, that Executive shall not be eligible for any payout of the Balance of The Target Bonus if 10% or less of the performance metrics are achieved. After Executive’s completion of his first year of employment, he shall be eligible to receive the Balance of The Target Bonus based on the achievement of objective performance metrics established by the CEO and/or the compensation committee of the Board after consultation with Executive, including but not limited to a sales bonus tied to achievement of a refranchise strategy (with such provision reduced to writing). Executive’s entitlement to an annual Target Bonus under this subparagraph 2(b), and the amount of such bonus shall be determined by the Company in its good faith discretion; provided, however, if the terms of a written annual incentive bonus plan do not include provisions regarding the time of payment for the Balance of The Target Bonus, payment of any such bonus shall occur within fifteen (15) days of the completion of the audit for the fiscal year to which the bonus relates but in any event by March 15 of year following the performance year. Bonuses are not earned until paid, and Executive must be employed by the Company and not have provided notice of termination of his employment at the time of payout in order to have earned and be entitled to payment of a bonus.
(c)LTI. Executive shall be entitled to participate in the Del Frisco's Restaurant Group 2012 Long-Term Incentive Plan in a manner commensurate with his position as determined in good faith by the CEO and/or the compensation committee of the Board.
(d)Benefits.
(i)Employee Benefits. Executive shall be eligible for all employee benefits extended, from time to time, to all full-time employees of the Company in positions similar to Executive, including the Del Frisco’s Restaurant Group NQ Deferred Compensation Plan, subject to the terms and conditions of the Company's policies and employee benefit plans, as those policies and plans are amended or terminated from time to time. Executive acknowledges that he shall have no vested rights under or in respect to participation in any such plan or program except as expressly provided under the terms thereof.
(ii)Business Expenses. Executive shall be authorized to incur reasonable expenses for completion of his duties with the Company, including expenses for entertainment, travel, and similar items, in accordance with the terms and conditions of the Company's expense reimbursement policy as in effect from time to time.
(iii)Vacations. Executive shall be entitled to participate in the Company's established vacation policy for executive officers, subject to the terms and conditions thereof.
(iv)Car Allowance. Executive shall be entitled to receive a car allowance of $1,000 per month.
3.Employment At-Will.
(a)Termination of Employment. Executive is an at-will employee, and either party to this Agreement may terminate the employment relationship at any time, for any reason, with thirty (30) days’ written notice. If Executive provides notice of his intention to terminate his employment, regardless of the reason, the Company in its discretion may accelerate Executive’s resignation and deem such resignation to be effective immediately (which shall then be deemed the Termination Date), subject only to the obligations, if any, under Section 3(a)(i), (ii) or 3(c), below, and such acceleration shall not constitute termination of Executive’s employment by the Company for any purpose. If the Company terminates Executive’s employment for Cause (as defined below), it may do so immediately (which shall then be deemed the Termination Date), subject only to the obligations, if any, under Section 3(b) below. Executive’s employment shall immediately terminate upon Executive’s death. In the event Executive’s employment is terminated because of Disability (as defined below), the Termination Date shall be as specified in Section 3(j) below. If Executive’s employment is terminated by the Company (i) without “Cause” (as defined below) or (ii) if Executive terminates his employment for “Good Reason” (as defined below), then:
(i)the Company shall pay to Executive an amount equal to six (6) months of Executive’s then effective Base Salary in accordance with the terms and conditions provided in Section 3(g) of this Agreement, and also provide COBRA continuation coverage for Executive and his family under the Company’s medical plan for six (6) months, in accordance with applicable law at the Company’s sole expense, provided that the Executive is not, and does not become eligible for another group health plan, and that such payments do not adversely impact the Company’s health plans under IRS or DOL regulations, and provided further that Executive shall first deliver an executed Severance Agreement and General Release to the Company in the form attached as Attachment A and shall not revoke the Severance Agreement and General Release in accordance with its terms (collectively the Company’s payment of Base Salary and COBRA, as applicable, under this Section, constitutes “Severance Pay”);

(ii)the Company shall be obligated to pay Executive his Base Salary, reimbursable expenses and benefits owing to Executive through the Termination Date. In addition, any vested retirement benefits of Executive shall be payable in accordance with such plans; and
(iii)the Company shall be released from any and all further obligations under this Agreement subject to the provisions of Section 13 herein concerning Arbitration of disputes.
(b)Cause. In the event Executive’s employment is terminated for Cause, the Company shall be released from any and all further obligations under this Agreement subject to the provisions of Section 13 herein concerning Arbitration of disputes, except the Company shall be obligated to pay Executive his Base Salary, reimbursable expenses and benefits owing to Executive through the Termination Date (any vested retirement benefits of Executive shall be payable in accordance with such plans). Termination by the Company for “Cause” shall mean (i) Executive’s conviction by a court (or plea of guilty, no contest, deferred adjudication or probation) of, to, or for a felony, or any crime involving theft, fraud, dishonesty, embezzlement, or any other crime which involves immoral conduct or actions likely to harm the reputation of the Company, whether or not committed in the course of performing services for the Company; (ii) Executive’s breach of any fiduciary duty to the Company; (iii) material act(s) or omission(s) taken by Executive in connection with his employment which are dishonest or fraudulent; (iv) the commission by Executive of any material actions in violation of the written rules, policies, ethical standards or codes of conduct of the Company or Affiliates, conduct by Executive that is insubordinate or involves repeated absenteeism, or Executive’s performance of his duties hereunder which is deemed to be unsatisfactory job performance either in the manner of fulfillment of such duties or the results achieved, but only after written warning to Executive advising him of the deficiencies in job performance and/or objectives and describing the improvement needed; (v) conduct by Executive giving rise to a claim by another employee of unlawful harassment or discrimination, which claim, after a complete and diligent investigation, would lead a reasonable person to conclude that Executive has violated state or federal discrimination laws, in a manner which would reasonably and customarily require the discharge of an executive employee; (vi) conduct by Executive, or Executive’s failure to act giving rise to Legitimate Claims by any persons that the Company or any of its subsidiaries is in violation of any federal, state or local civil or criminal statute or act (the term “Legitimate Claims” shall mean conduct by the Executive, or Executive’s failure to act, undertaken in dereliction of his duties, gross negligence or without a good-faith belief in the lawfulness of such action resulting in any claims, allegations or assertions which, in the reasonable opinion of the Company (after a diligent investigation of the facts), have substantial merit and which would reasonably and customarily require the discharge of an executive employee; (vii) Executive’s disregard of the lawful and reasonable directives of the CEO or Board communicated to Executive; (viii) Executive’s failure to maintain the privacy of Confidential Information of the Company or Affiliates except for such disclosure in connection with the good faith performance of Executive’s duties or as may be required by subpoena or in connection with any allegation of wrongdoing; (ix) a breach by Executive of any covenant or agreement between Executive and the Company set forth in Sections 4 and 5 hereof; or (x) the Company is temporarily or permanently enjoined from employing Executive, or a court otherwise orders the Company to cease employing Executive, or the Company determines in its reasonable discretion that it is in the best interests of the Company and/or its employees, officers or directors that Executive’s employment with the Company be terminated due to restrictions or covenants to which Executive agreed with a prior entity which is likely to impact Executive’s ability to timely perform his duties herein on behalf of the Company. Provided, however, that the Company shall not terminate the employment of the Executive as a result of the alleged events described in clauses (iv) or (vii) above unless the Company provides the Executive written notice and the Executive thereafter fails to cure such event (if in the reasonable determination of the Company such matters are curable), within thirty (30) days after receipt of such notice.
(c)Good Reason. The following shall constitute “Good Reason” for termination hereof by Executive: (i) a significant adverse alteration by the Company in the nature or status of Executive’s responsibilities or the conditions of such employment as described in Section 2 of this Agreement; or (ii) a reduction by the Company in Executive’s Base Salary as in effect on the Effective Date or as the same may be increased from time to time, except to the extent such reductions in Base Salary is made as part of an across the board reduction in the base salary of other senior managers and officers of the Company; (iii) a relocation of the Company’s corporate offices where Executive is expected to maintain his principle office which is more than 75 miles from its current location in Southlake, Texas; (iv) a breach by the Company of any material provision of this Agreement not embraced in the foregoing clauses. Provided, however, that Executive shall not terminate his employment for Good Reason as a result of the alleged events described in this Section 3(c) unless the Executive provides the Company written notice of such alleged event or conduct no later than 30 days after the occurrence of the event or conduct, and the Company thereafter fails to cure such event within thirty (30) days after receipt of such notice or the Parties fail to achieve a compromise, memorialized in writing to the satisfaction of the Executive (which shall then be deemed the Termination Date).
(d)Death or Disability. In the event of Executive’s death or Disability (as defined below), the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive or his estate his Base Salary, reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated and the Company will maintain in full force and effect at its own cost medical insurance for Executive’s spouse and children, for a period of six (6) months from the date of Executive’s death or Disability to the extent it was in effect at the time of Executive’s death or Disability and provided such shall be consistent with then governing law.

(e)Change of Control. This Section 3(e) shall apply if there is a termination of Executive's employment (i) by the Company for a reason other than for Cause or due to Executive's death or Disability or (ii) by Executive for Good Reason, in either case, during the six (6) month period after a Change in Control (as defined below); or (iii) a termination of Executive's employment prior to a Change in Control by the Company for a reason other than for Cause or due to Executive's death or Disability, if the termination was at the request of a third party or otherwise arose in anticipation of such Change in Control (a termination described in either clause (i), (ii) or (iii) in this Section 3(e), shall constitute a "CIC Termination"). If any such termination occurs, (A) Executive shall receive Severance Pay benefits equal to twelve (12) months of Executive’s then Base Salary and continuation of COBRA benefits, provided Executive shall first deliver an executed Severance Agreement and General Release to the Company in the form attached as Attachment A and shall not revoke the Severance Agreement and General Release in accordance with its terms. Change of Control for purposes of this Section 3(e) shall have the meaning set forth in Del Frisco’s Restaurant Group 2012 Long Term Incentive Plan or any successor plan.
(f)Other Terminations. In the event Executive’s employment is terminated for any other reason (i.e., termination by the Company for Cause, or by Executive without Good Reason), Executive shall only be entitled to receive Executive’s Base Salary, reimbursable expenses and benefit owing to Executive through the Termination Date, and, provided further, any vested retirement benefits of Executive shall be payable in accordance with such plans (and in the event of Executive’s death, such amounts shall be paid to Executive's estate).
(g)Schedule of Severance Pay Benefits. The Severance Pay benefits applicable for a termination of Executive by Company without Cause, Executive’s termination for Good Reason, or a CIC Termination, shall be based on the Termination date, and: (i) paid over time in accordance with the Company’s payroll practices for its employees; and (ii) less applicable withholdings. The first installment of the Severance Pay, unless delayed pursuant to Section 3(h), will be paid to Executive in equal installments on the Company’s first regular payday that follows expiration of the Revocation Period contained in the Severance Agreement and General Release executed by Executive, and will cover the period from the last day for which Executive was paid Base Salary through the payment date (and such schedule shall also be applicable to the Company’s payment of COBRA continuation benefits as part of Executive’s Severance Pay benefits).
(h)409A. Notwithstanding anything to the contrary in this Agreement, the parties intend that any amounts payable hereunder comply with or are exempt from Section 409A. For purposes of Section 409A, each of the payments that may be made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. This Agreement shall be administered, interpreted and construed in a manner that does not result in the imposition of additional taxes, penalties or interest under Section 409A. The Company and Executive agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties or interest under Section 409A. Notwithstanding anything else herein, to the extent any of the Severance Pay benefits are treated as nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), then (i) no such payment shall be made to Executive unless Executive's termination of employment constitutes a "separation from service" with the Company (as such term is defined in Treasury Regulation Section 1.409A-l(h) and any successor provision thereto), and (ii) if Executive is determined by the Company to be a "specified employee" for purposes of Code § 409A(a)(2)(B)(i) and the Company determines that delayed commencement of any portion of the Severance Benefits is required in order to avoid a prohibited distribution under Code § 409A(a)(2)(B)(i), commencement of such portion of the Severance Pay benefits will be delayed for six (6) months following Executive's "separation from service" pursuant to Code § 409A, or, if sooner, until Executive's death. Delayed Severance Pay benefits (if any) shall be payable in a lump sum on the first business day following the expiration of such six (6) month period, and any remaining Severance Pay benefits due shall be paid as otherwise provided in Section 3(b)(i). Notwithstanding the foregoing, to the maximum extent permitted by applicable law, payment of the Severance Pay benefits shall be made in reliance upon Treasury Regulation § 1.409A-l(b)(9) (with respect to separation pay plans) or Treasury Regulation § 1.409A-l(b)(4). The Severance Pay benefits shall be treated as a right to a series of separate payments. The provisions of this Agreement are intended to comply with the applicable requirements of Code § 409A and shall be limited, construed, and interpreted in accordance with such intent.
(i) Non-Mitigation. Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement. Notwithstanding the foregoing, in the event Executive becomes employed by another person or company during the period in which Severance Pay benefits are due, or in the event Executive breaches any of the provisions in Sections 4 and 5 below, all further Severance Pay benefit amounts shall cease immediately and Executive shall forfeit the right to any such further payments.
(j)Definition of Disability. For purposes of this Agreement “Disability” means in the opinion of a duly licensed physician selected by Executive and reasonably acceptable to the Company, Executive, because of physical or mental illness or incapacity, shall become substantially unable to perform the essential functions of his position, duties and services required of him under this Agreement with or without reasonable accommodation for a period of six (6) consecutive months. In such event, the Termination Date shall be the later of (A) the fifteenth (15) day after the Company has provided written notice to Executive of its intention to terminate Executive’s employment, or (B) the date specified in such notice, provided that within the fifteenth (15) days after such notice by the Company, Executive has not returned to full time performance of his duties.

(k)No Further Compensation. Neither Executive nor Executive’s estate will be entitled to any other compensation upon termination of Executive’s employment pursuant to this Agreement.
4.Prohibition Against Disclosure of Information and Restrictive Covenants.
Executive acknowledges that, by virtue of his employment, he will be in a confidential and fiduciary relationship with the Company and its Affiliates, and will be provided, and have access to Confidential Information and trade secrets of the Company and its Affiliates (collectively the “Company Group”). Executive acknowledges that the Confidential Information of the Company Group has been developed or acquired by the Company through the expenditure of substantial time, effort, and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information. Executive further acknowledges that the Company’s business is conducted in a highly competitive market and use of Confidential Information and trade secrets of the Company on behalf of a competitor would constitute unfair competition and adversely affect the business goodwill of the Company that Executive has been paid to develop for the benefit of the Company. Executive additionally agrees that the nature of the Confidential Information that the Company commits to provide to Executive during Executive's employment by the Company would make it unlikely that Executive would be able to perform in a similar capacity for any person or entity engaging in a Competitive Activity (as defined below) without disclosing or utilizing the Confidential Information. Confidential Information as used in this Agreement means an item of information or compilation of information in any form (tangible or intangible) related to the business of the Company Group, that the Company has not made public or authorized public disclosure of, and that is not readily available to persons outside the Company Group through proper means who are not obligated to keep the item or compilation confidential. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. Confidential Information and trade secrets include, but are not limited to, compilations of information, records, specifications, and information regarding methods of doing business, sales materials, forecasts, marketing objectives and strategies, recipes, employee lists, employee compensation and any other information relating thereto, customer, supplier and client lists and preferences, price lists, distribution strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and research, including site studies, market data or expansion plans, and any other records, applications, processes, data and information concerning the business of the Company Group which are not in the public domain. Confidential Information also includes information entrusted to the Company Group, in confidence by another party or subject to contractual confidentiality obligations. Confidential information further includes proprietary processes and procedures which include, but are not limited to, all such information regarding processes and procedures known or intended to be known only to employees of the Company Group, or others in a confidential relationship with the Company Group, which relates to business matters. Executive agrees that in light of his responsibilities for the Company Group, his role as President of Sullivan’s Steakhouse which provides services to the Company which are unique in nature, as consideration for the Company’s providing to Executive such Confidential Information and trade secrets, and in order to protect such Confidential Information and trade secrets and prevent unfair competition by Executive or others:
(a)Protection of Confidential Information. During Executive’s employment with Company and for as long thereafter as the Confidential Information continues to qualify as Confidential Information under this Agreement, Executive will not use, or disclose Confidential Information to any third party except as authorized and undertaken for the benefit of the Company as part of Executive’s employment duties under this Agreement, or as permitted under Section 4 below. Executive agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to promptly provide the Company with written notice that such disclosure is being or shall be compelled, whichever is earlier. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order, or other process used to compel disclosure.
(b)Restrictions Against Unfair Competition. Executive will not, during his employment and for a period of twelve (12) months after his employment has ended (regardless of the reason his employment was terminated), directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, for himself, or on behalf of any other person, or in conjunction with any other person, firm, partnership, corporation or other entity, engage in Competitive Activity. Competitive Activity means engaging in or participating as an investor, owner, director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder, creditor, or otherwise, in any business that any restaurant business or restaurant consulting, operating, or management company: that (i) features the sale of steak where the sale of steak exceeds thirty percent (30%) of the restaurant's revenues from food sales and (ii) which is, or owns or operates restaurants, located within thirty (30) miles of any Del Frisco's Double Eagle Steak House Restaurant, any Del Frisco's Grill restaurant, or any Sullivan's Steakhouse restaurant, or any other Affiliate of the Company (a prohibited Competing Business).
(c)No-Solicitation. Executive will not, during his employment, and for a period of twelve (12) months after his employment has ended (regardless of the reason), on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company: (i) interfere with the business relationship of any creditor, supplier, officer, employee, investor, or agent of the Company or its Affiliates; (ii) solicit or knowingly induce, an employee or other person providing services to the Company, that Executive has knowledge of through his employment with Company (a “Covered Person”) to terminate an existing employment relationship, to cease providing such services, terminate an existing or prospective business relationship with the Company, or reduce such person’s services to the Company; (iii) hire or assist in hiring any Covered Person that is, or was within the preceding six (6) months, employed with the Company for the benefit of a business or person engaged in a Competitive Activity unless the Covered Person has received Company approval to become employed with such business or person; or, (iv) contact, solicit or induce, any customer, subcontractor or any other person with a customer or subcontractor relationship with the Company to terminate, curtail or otherwise limit such customer relationship, or to give a business opportunity to a business or person engaged in Competitive Activity that could otherwise be provided to the Company. As used in this Agreement, solicitation (or to “solicit”) is understood to include all forms of pursuing, encouraging or knowingly inducing a desired responsive action regardless of which party first initiates contact. It is understood that the restrictions in Sections 4(b) and (c) have an inherently reasonable geographic and scope of prohibited activity limitations because they are limited to the specific prohibited activities and/or location of the persons or entities that are not to be engaged in, solicited or interfered with.
(d)Reasonableness of Restrictions and Reformation. Executive agrees that the restrictions contained in Section 4(b) and (c) allow Executive an adequate number and variety of employment alternatives based on Executive's varied skills and abilities. Accordingly, Executive covenants and warrants that he will not contend in any proceeding that the restraints contained in Section 4(b) and/or (c) are unreasonable and greater than necessary to protect the Company’s Confidential Information, proprietary information and/or the goodwill or other business interests of the Company. In the event applicable law as determined by a court requires a revised or more limited scope of prohibited activities or geographic limitations, the court shall have authority to reform the restrictions in Section 4(b) and/or (c) so as to make them enforceable, if it is judicially determined that they are unenforceable as drafted. Provided however, that in such event the Company shall have the right to deem this Agreement canceled and void for lack of consideration, and in such case: (i) Executive’s right to Severance Pay benefits pursuant to this Agreement shall automatically lapse and be forfeited; (ii) the Company shall have no obligation to make any further Severance Pay benefits to, or on behalf of Executive; and (iii) the Company shall be entitled to discontinue future Severance Pay benefits and receive the full value of any such Severance Pay benefits which were made to, or on behalf of Executive from the date of Executive’s termination, for any reason, through the date on which a court held or found any portion of Section 4(b) or (c) of this Agreement to be invalid or unenforceable. If the Agreement is not canceled by the Company pursuant to this Section 4(d), then the reformed restrictions shall be applicable and such different or revised limitations enforced as determined by the court.
(e)Survival of Obligations. Sections 4, 5, 6, and 10-15 hereof shall survive material change in the Executive’s position or terms and conditions of employment, and shall survive the expiration or termination of this Agreement and the termination of Executive’s employment with the Company, regardless of which party terminates the Agreement or employment relationship between them, or why such termination occurs. Executive acknowledges and agrees that his services are of a unique character and expressly grants to the Company and any Affiliate or subsidiary, in accordance with Section 12 below, to any successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.
5.Company Property.
(a)Inventions. Any patents, inventions, discoveries, applications or processes, designs, devised, planned, applied, created, discovered or invented by Executive in the course of Executive’s employment under this Agreement and which pertain to any aspect of the business of the Company, shall be the sole and absolute property of the Company, and Executive shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.
(b)Return of Company Property. All records, documents, emails, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the business of the Company, which Executive prepared or received from the Company, shall remain the sole and exclusive property of the Company. Upon termination of this Agreement, Executive shall promptly return to the Company all of the above described property of the Company, in his possession, regardless of the medium in which it is stored. Executive further represents that he will not copy or cause to be copied, printed or cause to be printed out any of the company described company property, software, documents or other materials originating with or belonging to the Company. Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any of the above described company property, or such software, documents or other materials pertaining to the Company, regardless of the medium in which it may be stored, and will execute an acknowledgment of compliance with this Section 5(b) on request by the Company. Any access of the Company’s computer systems in order to compete or prepare to compete with Company is unauthorized harmful access, prohibited by the Company.
6.Remedy. It is mutually understood and agreed that Executive’s services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive acknowledges that Executive's violation of the provisions of Section 4(b) and/or 4(c) of this Agreement will cause irreparable harm to the Company, and Executive agrees that the Company shall be entitled as a matter of right to an injunction restraining any violation or further violation of such provisions by Executive or others acting on Executive's behalf, without any showing of irreparable harm and without any showing that the Company does not have an adequate remedy at law. Executive further covenants and warrants that Executive will not dispute in any proceeding that any given violation or further violation of the covenants contained in Section 4(b) and/or 4(c): (i) will result in irreparable harm to the Company; or (ii) could not be remedied adequately at law. The Company's right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity. In addition, the Company shall be entitled to reimbursement from Executive for any and all reasonable attorneys’ fees and expenses incurred by it in enforcing Sections 4 and/or 5 of this Agreement.
7.Representations and Warranties of Executive.
(a)In order to induce the Company to enter into this Agreement, Executive hereby represents and warrants to the Company as follows: (i) Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Executive is a party or by which he is or may be bound or subject; (iii) Executive is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services; and (iv) Executive shall not use or disclose non-public, confidential information from any party with whom he may have been employed, or had access to in any role or capacity, in the performance of his duties herein for the Company.
(b)Executive hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys’ fees) incurred or suffered by the Company resulting from any breach by Executive of any of his representations or warranties set forth in Paragraph 11(a) hereof.
8.Notices. Any notices provided hereunder must be in writing and shall be deemed to have been received upon the earlier of personal delivery (including hand-delivery and personal delivery by facsimile transmission) or the third day after mailing by first class mail or overnight delivery, to the Company at its primary office location and to Executive at his address as listed on the Company’s payroll at the time notice is given.
9.Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, addition, alteration or modification to the terms of Executive’s employment (except his Base Salary which may be periodically adjusted as set forth in Section 2(a) herein) or this Agreement may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.
10.Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, and subject to the Company’s discretion under Section 4(d) to request reformation by the court or to deem this Agreement void for lack of consideration, the Parties otherwise agree the remainder of this Agreement shall continue in full force and effect and any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.
11.Waiver. No waiver of any provision shall be deemed to have occurred unless memorialized in writing signed by the waiving party. If either party should waive any breach of any provision of this Agreement, Executive or the Company will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
12.Assignment. Neither this Agreement, nor any of Executive’s rights, powers, duties or obligations hereunder, may be assigned by Executive. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, or otherwise, and such successor shall thereafter be deemed “the Company” for the purpose hereof.
13.Choice of Law, Agreement to Arbitrate and Waiver of Jury Trial. The Agreement is governed by the Federal Arbitration Act, and evidences a transaction involving commerce. Aside from the Company Parties’ (as defined below) sole right to pursue injunctive relief pursuant to Executive’s breach of Sections 4 and 5 of this Agreement, if any dispute arises out of this Agreement between the Parties, or by or against any of the Company’s Affiliates or subsidiaries, officers, directors, members, owners, or employees (“Company Parties”), involving Executive’s hiring, retention, compensation, bonus, or Executive’s employment or separation from employment with the Company for any reason, or claims of fraud, negligence, emotional distress, breach of fiduciary duty, or defamation (including post-employment defamation) or any other contractual, statutory or common law claims, and if the Parties to this Agreement cannot resolve the dispute, the dispute shall be submitted to final and binding arbitration, provided however, that regardless of any other terms of this Agreement, claims may be brought before and remedies awarded by an administrative agency if applicable law permits such notwithstanding the existence of an agreement to arbitrate. Executive and the Company Parties agree to bring any dispute in arbitration on an individual basis only, and not as a class or collective action. There will be no right or authority for any dispute to be brought, heard or arbitrated as a class or collective action

(“Class Action Waiver”). Claims may not be joined or consolidated in arbitration with disputes brought by any other person or entity. The Class Action Waiver shall not be severable from this Agreement in any case in which the dispute is filed or pursued as a class or collective action. Regardless of anything else in this Agreement and/or the applicable rules or procedures of any arbitration-sponsoring organization, the interpretation, applicability, enforceability or formation of the Class Action Waiver may only be determined by a Court and not an arbitrator. Before initiating arbitration, Executive must submit a written demand to the Company Parties, providing a detailed explanation of his allegations against the Company Parties. Executive agrees to provide the Company Parties sixty (60) days to attempt to resolve his allegations before filing his demand for arbitration. Thereafter, Executive and the Company Parties agree to mediate their dispute before taking any action in the arbitration beyond filing the initial demand and answering statement in arbitration. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (‘AAA”) then in effect, provided however, that despite anything to the contrary in the AAA’s rules, the proceedings shall be conducted pursuant to the Federal Rules of Civil Procedure (in the event the AAA rules prohibit application of the Federal Rules of Civil Procedure or otherwise conflict with any requirements of this Agreement, the arbitration will be conducted before an arbitrator from JAMS). If the parties cannot agree to an arbitrator, an arbitrator will be selected through the AAA’s standard procedures and Rules (or the Rules of JAMS if the arbitration will be conducted by arbitrator from JAMS). The Company and Executive shall share the costs of arbitration including services of a court reporter, unless the arbitrator rules otherwise; provided however each side shall be responsible for its own attorney’s fees and expenses, and fees and expenses of any expert witness. The Company Parties and Executive agree that the arbitration shall be held in Dallas County, Texas, and Texas law shall apply and govern the parties’ dispute, claims and remedies, except for any matters arising under federal law, in which case federal law shall apply, and that judgment may be entered on the arbitrator’s award by any court having jurisdiction thereof. Arbitration of all disputes between the Executive and Company Parties is mandatory (except those which involve work place injuries covered under state workers compensation law or entitlement to benefits under an ERISA covered plan), and in lieu of any and all civil causes of action or lawsuits which Executive or the Company Parties may have against the other, with the exception that Company Parties alone may seek a temporary restraining order, temporary injunctive and permanent injunctive relief in a court to enforce the covenants as provided in Sections 4 and 5, and if such relief is granted, in addition to any other remedy provided herein, the Company Parties shall be entitled to recover its attorney’s fees from Executive. The Company Parties and Executive acknowledge that by agreeing to this provision, they knowingly and voluntarily waive any right they may have to a jury trial based on any claims they may against each other, including any right to a jury trial under any local, municipal, state or federal law including, without limitation, claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Family Medical Leave Act, the Sarbanes-Oxley Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, or similar state laws, claims of harassment, whistleblower, retaliation, discrimination or wrongful termination, and any other statutory or common law claims. The prevailing party in any dispute under this Agreement shall be entitled to an award of its reasonable costs, including without limitation attorneys’ fees, and all damages or relief to the extent permitted under Texas or Federal law. Arbitration awards, findings, and determinations of disputes under this Agreement shall be kept confidential by the parties, except to the extent disclosure of the terms of such awards, findings or determinations are required to be disclosed by law or court order, in which case (a) the disclosing party shall provide the other party as much advance notice of such required disclosure as is practicable and shall cooperate in all reasonable respects with any efforts by such other party (at such other party’s expense) to limit or restrict such required, and (b) the disclosing party shall limit such required disclosures to the information that is legally required to be disclosed.
14.Limitations of Restrictions. Nothing in this Agreement (a) prohibits Executive from reporting an event that Executive reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission), (b) requires notice to or approval from the Company before doing so, or (c) prohibits Executive from cooperating in an investigation conducted by such a government agency; Executive is also hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (d) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (iii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Company's attorney-client privilege or attorney work without prior written consent of the Company's CEO.
15.Survival and Construction. Executive's obligations under this Agreement will be binding upon Executive's heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors, and assigns. The Company's obligations under this Agreement will be binding upon the Company's successors assigns and will inure to the benefit of Executive and Executive's heirs, executors, and administrators. The language of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the patties. The paragraph headings used in this

Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof. Executive may not assign, pledge, grant a security interest in, hypothecate, or otherwise transfer any of its rights, duties, or obligations hereunder.
16.Acknowledgment. Executive has carefully read all of the provisions of this Agreement and agrees that (a) the same are necessary for the reasonable and proper protection of the Company’s business, trade secrets, and Confidential Information as defined in Section 4 above; (b) the Company has been induced to enter into and continue its relationship with Executive in reliance upon his compliance with the provisions of this Agreement; (c) every provision of this Agreement is reasonable with respect to its scope and duration; (d) Executive understands the terms and conditions of this Agreement, has had the opportunity to review the terms and conditions with counsel of his own choosing, and has executed this Agreement freely and voluntarily without duress or coercion from any source.
IN WITNESS WHEREOF, THE PARTIES CONFIRM THEIR ACCEPTANCE OF THIS AGREEMENT, ON THE DATE STATED BELOW, BY AFFIXING THEIR SIGNATURES IN THE PLACE INDICATED BELOW.

EXECUTIVE:

/s/ Scott Smith
Scott Smith

EMPLOYER:
Del Frisco’s Restaurant Group, Inc.

/s/ April Scopa
April Scopa
Chief People Officer